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                                                                     EXHIBIT 3.1

                Title 14A:2-7 New Jersey Business Corporation Act

                          CERTIFICATE OF INCORPORATION
                    (For Use by Domestic Profit Corporations)

         THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of the above noted Statute of the New Jersey Statutes.

         1. Name of Corporation:               AA NORTHVALE MEDICAL ASSOCIATES,
                                               INC.

         2. Registered Agent:                  Andre Di Mino

         3. Registered Office:                 224-S Pegasus Avenue Northvale,
                                               New Jersey 07647

         4. The purpose for which this corporation is organized is to engage in any activity within the purposes for which corporations may be organized under N.J.S.A. 14A:1-1 et seq.

         5. The aggregate number of shares which the corporation shall have authority to issue is: ONE HUNDRED (100) SHARES, no par value per share.

         6. If applicable, set forth the designation of each class and series of shares, the number in each and a statement of the relative rights, preferences and limitations:

                                 NOT APPLICABLE

         7. If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations:

                                 NOT APPLICABLE

         8. The first Board of Directors shall consist of one (1) Director (minimum of one):

Name                  Street Address           City          State     Zip
----                  --------------           ----          -----     ---

Andre Di Mino         224-S Pegasus Avenue     Northvale     NJ        07647

         9. Name and Address of Incorporator(s):

Name                  Street Address           City          State     Zip
----                  --------------           ----          -----     ---

Andre Di Mino         224-S Pegasus Avenue     Northvale     NJ        07647

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         10. The duration of the corporation is: PERPETUAL

         11. Other Provisions: NOT APPLICABLE

         12. Effective Date (if other than date of filing): (Not to exceed 90 days from date of filing)

                                 NOT APPLICABLE

         IN WITNESS WHEREOF, each individual incorporator being .over eighteen years of age has signed this certificate, or if the incorporator is a corporation, has caused this certificate to be signed by its duly authorized officers this 6th day of March, 1989.

Signature  /s/ Andre' DiMino                 Signature  ________________________


Signature  ________________________          Signature  ________________________

The purpose of this form is to simplify the filing requirements of the Secretary of State and does not replace the need. for competent legal advice.

         (N.J. - 1995 - 12/28/88)                     C-100 Rev. 12/88

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                         NEW JERSEY DIVISION OF REVENUE

          CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

                    (For Use by Domestic Profit Corporations)

         Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4
(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1.       The name of the corporation is: AA Northvale Medical Associates, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the Board of Directors and the Sole shareholder on January 5, 2004.

         Resolved, that Article Fifth of the Certificate of Incorporation be amended to read as follows:

         5. The aggregate number of shares which the corporation shall have authority to issue shall be TEN MILLION (10,000,000) shares, no par value Each of the TWENTY (20) issued and outstanding shares (without par value) shall be changed into ONE HUNDRED THOUSAND (100, 000) shares (without par value) by reason of this amendment and EIGHT MILLION (8, 000, 000) shares shall be authorized and unissued shares of common stock (without par value).

3. The number of shares outstanding at the time of the adoption of the amendment was: TWENTY (20).

         The total number of shares entitled to vote thereon was: TWENTY (20)

4. The number of shares voting for and against such amendment is as follows:

                  Number of Shares Voting for Amendment: TWENTY (20).

                  Number of Shares Voting Against Amendment: None (0).

5. Each of the twenty (20) outstanding shares of the Corporation shall, without further act of the holder thereof, be automatically converted into one hundred thousand (100,000) shares of common stock. The holder(s) of such shares shall be entitled to present their shares at the offices of the corporation.

BY:
         /s/ Andre' DiMino
         -----------------
         Andre' DiMino, President
         Dated this 10th day of June, 2004

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                         NEW JERSEY DIVISION OF REVENUE

          CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

             (For Use by Domestic Profit and Nonprofit Corporations)

Check Appropriate Statute:

|X|      NJSA 14A:9-1 et seq.               New Jersey Profit Corporation Act
                                            (File in Duplicate)
|_|      NJSA 15A:9-1 et seq.               New Jersey Nonprofit Corporation Act
                                            (File in Triplicate)

The Undersigned Incorporation(s), For the purpose of amending the original Certificate of Incorporation, does (do) hereby execute the following Certificate of Amendment, pursuant to the provisions of the appropriate Statute, checked above, of the New Jersey Statutes.

1.       Name of Corporation: AA Northvale Medical Associates, Inc.

2.       Corporation number: 22-2956711/0100408621

3. Article 1 of the Certificate of Incorporation is hereby amended to read as follows:

                            Ivivi Technologies, Inc.

4. The foregoing amendment: was adopted by the unanimous consent of the Incorporator(s) before the organization meeting of the first Board of Directors/Trustees.

5.       Other provisions:







Signature:  /s/ Andre' DiMino               Date: August 11, 2004

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